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                                                                    EXHIBIT 3.22


                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL SUPPLY CORP.

                                       I

                                  SHAREHOLDERS

                 1. Meetings: The Annual Meeting of Shareholders will be held on the second Wednesday in January at 10:00 a.m. at the place fixed by the Board. Special Meetings of Shareholders may be called by the President, the Board, or the holders of one-tenth of the shares entitled to vote at the meeting, and will be held at the time and place fixed by the person calling the Special Meeting. If the place of meeting is not fixed, the meeting will be held at the registered office of the Corporation.

                 2. Notice: Written Notice stating the time, place, and, if a Special Meeting, the purpose, will be delivered not less than ten nor more than fifty days before the meeting date either personally or by mail at the direction of the President, the Secretary, or the persons calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, a Notice is deemed delivered when deposited postage prepaid in the United States mail addressed to the Shareholder at the address shown by the Corporation transfer books.

                 3. Quorum - Voting: A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum at a meeting of Shareholders. A quorum once attained continues until adjournment despite voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative
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vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the Shareholders unless the vote of a greater number or class voting is required by the Business Corporation Act.

                                       II

                                   DIRECTORS

                 1. Number, Tenure, Qualification, Election: The Board will consist of six Directors each of whom will be elected annually by the Shareholders at their Annual Meeting to serve until their successors have been elected and qualified. Directors need not be Shareholders or New Mexico residents. A Director may be removed with or without cause by the Shareholders, or may resign. Vacancies may be filled by a majority of the remaining Directors though less than a quorum.

                 2. Meetings: An Annual Meeting of the Board will be held without notice immediately following the Shareholders' Annual Meeting. Special Meetings of the Board may be called by any Director or Officer, and will be held at the time and place fixed by the person calling the Special Meeting. Written Notice stating the time, place and purpose of the Special Meeting will be delivered either personally, by mail, or by telegram at the direction of the person calling the meeting, to each Director at least 24 hours before the Special Meeting time. If mailed or telegraphed, a Notice is deemed delivered when deposited, postage or charges prepaid, with the transmitting agency, addressed to the Director.




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                 3.       Quorum - Action:  A majority of the number of
Directors fixed by the By-laws will constitute a quorum at Board Meetings. A quorum once attained continues until adjournment despite voluntary withdrawal of enough Directors to leave less than a quorum. The act of a majority of Directors present at a meeting at which a quorum is present will be the act of the Board. The Directors will manage the business and affairs of the Corporation, and may act only as a Board with each Director having one vote.

                                      III

                                    OFFICERS

                 1. Number, Tenure, Qualification and Election: The officers of the Corporation will be a Chairman of the Board, President, Vice President, Secretary and Treasurer, and such other officers as the Board may decide, each of whom will be elected annually by the Board at its Annual Meeting to serve until their successors are elected and qualified. Officers need not be Shareholders, or Directors, or New Mexico residents. An officer may be removed with or without cause by the Board, or may resign. Vacancies and newly created offices will be filled by the Board. One person may hold more than one office, but no person may be both President and Secretary. Officers will perform the duties, and will have the power and authority, assigned by the Board, incident to the office, and provided in these By-laws.

                 2. Chairman of the Board: The Chairman of the Board will, if present, preside at all meetings of the Shareholders and of the Board of Directors, will have the same powers as the





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President, including the power to sign documents on behalf of the Corporation, and will be Chief Executive Officer of the Corporation.

                 3. President and Vice President: The President, or the Vice President during the absence, disability, or failure to act of both the President and the Chairman of the Board, will preside at all Corporation meetings except meetings at which the Chairman of the Board is present, and when authorized will sign all documents of the corporation.

                 4. Secretary and Assistants: The Secretary, or any Assistant Secretary during the absence, disability, or failure to act, of the Secretary, will keep and have custody of, the record of Shareholders, the stock transfer books, and the minutes of the proceedings of the Shareholders and Directors, will give all Notices required, and when authorized will execute, attest, seal, and deliver documents of the Corporation.

                 5. Treasurer and Assistants. The Treasurer, or any Assistant Treasurer during the absence, disability, or failure to act, of the Treasurer, will have custody of the property of, and will keep correct and complete books and records of account for, the Corporation.

                                       IV

                            ACTION WITHOUT A MEETING

                 Any action required or permitted to be taken at a meeting of Shareholders or Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Shareholders entitled to vote with respect





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to the subject matter thereof, or by all the Directors, as the case may be.

                                       V

                                WAIVER OF NOTICE

                 Whenever any notice is required to be given to any Shareholder or Director, a waiver thereof in writing signed by the person entitled to the notice is equivalent to the giving of the notice. The attendance of a Shareholder in person or by proxy, or of a Director, at a meeting constitutes a waiver of notice of the meeting except when attendance is for the sole purpose of objecting because the meeting is not lawfully called or convened.

                                       VI

                                      SEAL

                 The Board may adopt a corporate seal which the Corporation may use by impressing or affixing it or a facsimile thereof, but the failure to have or affix a corporate seal does not affect the validity of any instrument or any action taken in reliance thereon or in pursuance thereof.

                                      VII

                        SHARE CERTIFICATES AND TRANSFER

                 The Board will adopt the form of certificate to represent the shares of the Corporation. Each Shareholder is entitled to a certificate, signed by the President or Vice President, and the Secretary or an Assistant Secretary, and representing the number of full and fractional fully paid shares owned by the Shareholder. Share transfer and issuance will be done by the Secretary, or the designee thereof, in the manner





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provided by the Business Corporation Act and Uniform Commercial Code of New
Mexico. The name and address of the Shareholder to which the certificate is issued, the number and class of shares represented, and the date of original issue or from whom transferred shall be entered on the record of Shareholders of the Corporation. The person or entity in whose name shares stand on the record of Shareholders of the Corporation will be Shareholders and will be deemed by the Corporation to be the owner of the shares for all purposes whether or not the Corporation has other knowledge. Shares will be transferred only on the stock transfer books of the Corporation.

                                      VIII

                                MONETARY MATTERS

                 1. Funds and Borrowing: The depository for corporate funds, the persons entitled to draw against these funds, the persons entitled to borrow on behalf of the Corporation, and the manner of accomplishing these matters will be determined by the Board.

                 2. Compensation: The compensation for Directors and Officers will be established by the Board. Compensation of employees will be established by the President subject to review by the Board.

                 3. Fiscal Year: The fiscal year of the Corporation will be established by the Board.





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                                       IX

                               INTERESTED PARTIES

                 No transaction of the Corporation will be affected because a Shareholder, Director, Officer or Employee of the Corporation is interested in the transaction. Such interested parties will be counted for quorum purposes, and may vote, when the Corporation considers the transaction. Such interested parties will not be liable to the Corporation for the party's profits, or the Corporation's losses, from the transaction.

                                       X

                                   AMENDMENTS

                 These By-laws may be altered, amended, or repealed by the Board unless the power to do so is reserved to the Shareholders by the Articles of Incorporation.

                            SECRETARY'S CERTIFICATE

                 I certify the foregoing to be the true copy of the By-laws duly adopted by the Corporation on January 23, 1976.

                                                  /s/
                                                  ---------------
                                                        Secretary





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                                FIRST AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL SUPPLY CORP.

                 I certify that on July 1, 1976, the Directors amended the first grammatical sentence of Section 1, Article I of the Corporation's By-laws to change the Annual Meeting date to the third Wednesday in September.



                                                  /s/
                                                 ----------------
                                                        Secretary
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                                SECOND AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL SUPPLY CORP.

                 I certify that on September 15, 1976, the Directors amended the first grammatical sentence of Section 1, Article II of the Corporation's By-laws to change the number of Directors from six to five.


                                                  /s/
                                                  -------------
                                                  Secretary
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                                THIRD AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL SUPPLY CORP.

                 The following amendment to the By-laws of the Corporation was adopted by the Directors on September 1, 1977:

                 The By-laws of the Corporation are amended by deleting the first sentence of Article II, Section 1, and substituting the following therefor:

                 "The Board will consist of one Director, who will be elected annually by the Shareholders at their Annual Meeting to serve until his successor is elected and qualified."
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                                FOURTH AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL-SUPPLY CORP.

             The following amendment to the By-laws of the Corporation was adopted by the Directors on May 1, 1979:

             The By-laws of the Corporation are amended by deleting the first sentence of Article II, Section 1, and substituting the following therefor:

               "The Board will consist of three Directors, who will be elected annually by the Shareholders at their Annual Meeting to serve until their successors are elected and qualified."



                                                  /s/
                                                  ---------------
                                                        Secretary
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                                FIFTH AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                      WESTERN STATES CHEMICAL SUPPLY CORP.

                 The following amendment to the By-laws of the Corporation was adopted, by the Directors on September 17, 1980:

                 The By-Laws of the Corporation are amended by deleting the first sentence of Article II, Section 1, and substituting the following therefor:

                 "The Board will consist of two Directors, who will be elected annually by the Shareholders at their Annual Meeting to serve until their successors are elected and qualified."



                                                  /s/
                                                  -------------
                                                  Secretary
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                                SIXTH AMENDMENT

                                       TO

                                    BY-LAWS

                                       OF

                              T.C. HOLDINGS, INC.

                 An amendment to the By-Laws of the Company was adopted by the Directors by adoption of the following resolution on August 1, 1996:



                 RESOLVED, that the By-Laws of the Company be, and they hereby are, amended by deleting the first sentence of Article II,
                 Section 1, and substituting the following therefor:

                          The Board will consist of three Directors, who will be elected annually by the Shareholders at their Annual Meeting to serve until their successors are elected and qualified.


                                                  /s/
                                                  -------------
                                                  Secretary